Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-169901, 333-169307, 333-163834 and 333-163424) and on Form S-8 (Nos. 333-167082 and 333-140088) of Regency Energy Partners LP of our report dated February 15, 2011 relating to the financial statements of Midcontinent Express Pipeline LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 18, 2011